UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  February 8, 2011

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-8841	NEXTERA ENERGY, INC. 700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000	59-2449419

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 8, 2011, Baldwin Wind, LLC (Baldwin Wind), an indirect wholly-owned subsidiary of NextEra Energy Resources, LLC (NextEra Energy Resources), issued $82 million of 6.25% limited-recourse senior secured notes maturing in January 2031.  NextEra Energy Resources is an indirect wholly-owned subsidiary of NextEra Energy, Inc.  Principal and interest on the notes are payable semi-annually.  Substantially all of the proceeds from the sale of the notes were used to reimburse NextEra Energy Resources, in part, for its capital contributions related to the development and construction of a wind generation facility with a generating capability totaling approximately 102 megawatts located in North Dakota.  The notes are secured by liens on the wind generating facility’s assets and certain other assets of, and the ownership interests in, Baldwin Wind.  The note indenture contains default and related acceleration provisions relating to the failure to make required payments or to observe other covenants in the note indenture and related documents, actions by Baldwin Wind or by other parties under specified agreements relating to the generating facility or the note indenture, the termination of certain of such specified agreements and certain bankruptcy-related events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXTERA ENERGY, INC.
(Registrant)

Date:  February 10, 2011

CHRIS N. FROGGATT
Chris N. Froggatt Vice President, Controller and Chief Accounting Officer